SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                      OF THE SECURITIES EXCHANGE ACT OF 1934

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/ X /   Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

                          PUTNAM ASSET ALLOCATION FUNDS
                        PUTNAM CAPITAL APPRECIATION FUND
                           PUTNAM CLASSIC EQUITY FUND
                     PUTNAM CONVERTIBLE INCOME-GROWTH TRUST
                          PUTNAM DISCOVERY GROWTH FUND
                           PUTNAM EQUITY INCOME FUND
                           PUTNAM EUROPE EQUITY FUND
                        THE GEORGE PUTNAM FUND OF BOSTON
                              PUTNAM FUNDS TRUST
                          PUTNAM GLOBAL EQUITY FUND
                      PUTNAM GLOBAL NATURAL RESOURCES FUND
                      THE PUTNAM FUND FOR GROWTH AND INCOME
                          PUTNAM HEALTH SCIENCES TRUST
                         PUTNAM INTERNATIONAL EQUITY FUND
                           PUTNAM INVESTMENT FUNDS
                             PUTNAM INVESTORS FUND
                         PUTNAM NEW OPPORTUNITIES FUND
                       PUTNAM OTC & EMERGING GROWTH FUND
                         PUTNAM TAX SMART FUNDS TRUST
                    PUTNAM UTILITIES GROWTH AND INCOME FUND
                               PUTNAM VISTA FUND
                              PUTNAM VOYAGER FUND

                 (Name of Registrant as Specified In Its Charter)

                      (Name of Person(s) Filing Proxy Statement,
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Proxy solicitation Q&A

In early September, proxy materials will be mailed to shareholders of all 58 Putnam retail open-end funds. This Q&A is designed to help you answer questions you might receive about the proxy solicitation.

What is a proxy?

A proxy is a person who can act on behalf of another. In this case, proxies are Putnam Trustees, who are empowered to vote on behalf of shareholders, based on the shareholders' instructions.

What is the purpose of the proxy mailing?

Every Putnam shareholder has a right to vote on certain matters that affect the management of their funds. Since it is not possible for most people to attend a shareholder meeting and vote in person, shareholders are mailed the proxy package, which provides a proxy statement, a ballot, and instructions for voting by phone, by mail, or online.

What is a proxy ballot?

The proxy ballot tells the Trustees identified as proxies how to vote on a shareholder's behalf. Shareholders also receive a proxy statement, which describes the proposals they are being asked to vote on. The proxy statement includes the recommendations of the funds' Trustees, who recommend that shareholders vote in favor of the proposals.

Who is eligible to vote?

Shareholders of record of the retail open-end funds at the close of business on August 13, 2004, are eligible to vote. Each share is entitled to one vote. Fractional shares will be voted fractionally.

When is the shareholder meeting?

The shareholder meetings for the retail open-end funds are scheduled to take place on November 11, 2004 at 11:00 a.m. on the 8th floor of One Post Office Square in Boston.

What if shareholders don't return their proxy ballots?

If Putnam doesn't receive the proxy cards back in sufficient numbers, we must make follow-up solicitations, either by mail or by phone, which can cost the fund money. All shareholders benefit when proxies are voted. Also PFPC, a firm contracted by Putnam, may contact shareholders who don't return their proxies.

What if a shareholder only signs the card?

If a shareholder signs the proxy ballot, but doesn't fill in a vote, the shares will be voted in accordance with the Trustees' recommendations.

What are the key dates for the open-end fund proxy solicitation?

August 13-- Designated record date
September 3-- Initial proxy mailing
September 16-- Initial phone campaign

If needed:

September 23-- Second proxy mailing
October 5-- Second phone campaign
October 12-- Third proxy mailing
October 22-- Third phone campaign

How can a shareholder submit a vote?

Voting instructions are included on the proxy ballot. There are several ways to vote:

* By mailing the completed proxy ballot in the postage-paid envelope (the address is Putnam Investments, P.O. Box 9131, Hingham, MA
  02043-9131)

* Online at www.proxyweb.com/Putnam. This is for registered shareholders only

* By automated telephone, at 1-888-221-0697, this is for registered shareholders only

* Live representative, at 1-877-832-6360 (PFPC)

* By fax at 1-877-226-7171

When shareholders vote by phone or on the web, they will need to supply the control number that appears on their proxy ballot.

Who is coordinating and reporting votes by mail, Internet, and phone?

Two firms have been contracted by Putnam to ensure that the proxy voting is fully administered and tabulated in a fair manner. One firm, MIS, will collect all votes, including those submitted by fax and Internet. PFPC Inc., a firm contracted by Putnam, will receive phone votes and then will transmit those numbers to MIS for consolidation.

What is the process for helping shareholders vote by phone with PFPC?

Please use the following process:

First, confirm voting eligibility by verifying the shareholder's name and that he or she was an open-end mutual fund shareholder of record on August 13, 2004. The following script should be used:

"Is there anything else I may help you with today? Before we conclude this call, may I ask if you have reviewed the materials concerning the special meeting of the shareholders scheduled for November 11, 2004? These materials were mailed to all shareholders recently.

We are encouraging all shareholders to participate in the voting process. If you want to cast your vote now, I can connect you with one of our proxy services representatives who will accept your vote by telephone. A confirmation of your vote will then be mailed to you."

Provide them with PFPC's telephone number (1-877-832-6360), and ask the shareholder if you may place them on hold and transfer them to PFPC.

Conduct a warm transfer to PFPC, thanking the shareholder for voting.

How can shareholders get proxy statements if they didn't receive them in the mail?

Additional proxy statements may be ordered from the literature system. This mailing will only include the proxy statement, and will not include a proxy ballot. If a caller requests a proxy ballot, or both the proxy statement and the proxy ballot, send an e-mail message to Tarah Soares or Patti Bissanti with the fund name, shareholder address, and account number.

What if a shareholder misplaces his or her proxy ballot?

First, offer to transfer the caller to PFPC so that he or she may vote by telephone (see above for transfer instructions). Additional proxy statements can be ordered from the literature system. This mailing will only include the proxy statement, and will not include a proxy ballot. If a caller requests a proxy ballot, or both the proxy statement and the proxy ballot, send an e-mail message to Tarah Soares or Patti Bissanti with the fund name, shareholder address, and account number.

What if a shareholder whose account is held in street name did not receive a ballot?

Shareholders on street-name accounts who want a statement or ballot must contact their financial advisor. Putnam is not able to accommodate the request. Broker-dealers on street named accounts provide shareholder names and addresses to a third party, which mails the proxy statements and ballots to shareholders.

In most cases, as long as the shareholder never instructed his or her advisor to be placed on the Do Not Call List, PFPC should have the account information. Offer to transfer the client to PFPC (using the instructions above) to vote via phone.

How can a shareholder be placed on a "Do not call/Do not mail" list for this proxy solicitation?

Putnam and the Trustees prefer that shareholders not be placed on a "Do not call/Do not mail" list, as voting is in a shareholder's interest. To place a shareholder (who received a request to participate in proxy voting) on a "Do not call/Do not mail" list, you must get approval from the Managing Director of your department. Please coordinate with your supervisor to obtain approval and to have the Managing Director send an e-mail message to Patti Bissanti advising that the shareholder account does not want to receive phone calls in the future.

How are financial advisors being made aware of the upcoming shareholder meeting and proxy voting process?

Financial advisors will receive a letter prior to the proxy mailing that outlines the proposals and encourages advisors to explain the importance of proxy voting to their clients. The mailing is scheduled for August 10, 2004.

In addition, proxy materials are being delivered electronically to firms of accounts that are held in street name. Putnam relationship managers and back-office contacts are also making firms aware of the meeting and proxy voting process.

What are the shareholders voting on?

For all open-end funds shareholders of record have the opportunity to vote on four types of proposals:

* The election of the fund's Trustees

* Amending or eliminating some investment restrictions that we believe will provide greater investment flexibility in managing the funds

* Amending Putnam Equity Income Fund's investment objective

* Amending the funds' governing documents to enhance the flexibility and efficiency of the funds' operations.

Please refer to the following chart from the proxy statement mailed to shareholders.

-------------------------------------------------------------------------------
Proposal                     Applicable Funds
Description
-------------------------------------------------------------------------------
Election of                  All funds
Trustees
-------------------------------------------------------------------------------
Approving an                 Putnam Asset Allocation: Balanced Portfolio
amendment to a               Putnam Asset Allocation: Conservative Portfolio
fund's fundamental           Putnam Asset Allocation: Growth Portfolio
investment                   Putnam Arizona Tax Exempt Income Fund
restriction with             Putnam Florida Tax Exempt Income Fund
respect to                   The George Putnam Fund of Boston
borrowing                    Putnam Michigan Tax Exempt Income Fund
                             Putnam Minnesota Tax Exempt Income Fund
                             Putnam New Jersey Tax Exempt Income Fund
                             Putnam Ohio Tax Exempt Income Fund
                             The Putnam Fund for Growth and Income
                             Putnam Growth Opportunities Fund
                             Putnam Health Sciences Trust
                             Putnam High Yield Trust
                             Putnam High Yield Advantage Fund
                             Putnam Income Fund
                             Putnam Intermediate U.S. Government Income Fund
                             Putnam International Capital Opportunities Fund
                             Putnam International Equity Fund
                             Putnam International Growth and Income Fund
                             Putnam International New Opportunities Fund
                             Putnam Investors Fund
                             Putnam Pennsylvania Tax Exempt Income Fund
                             Putnam Capital Appreciation Fund
                             Putnam Classic Equity Fund
                             Putnam Convertible Income-Growth Trust
                             Putnam Discovery Growth Fund
                             Putnam Diversified Income Trust
                             Putnam Equity Income Fund
                             Putnam Europe Equity Fund
                             Putnam Global Equity Fund
                             Putnam Global Income Fund
                             Putnam Global Natural Resources Fund
                             Putnam Money Market Fund
                             Putnam Municipal Income Fund
                             Putnam New Opportunities Fund
                             Putnam New Value Fund
                             Putnam OTC & Emerging Growth Fund
                             Putnam Research Fund
                             Putnam Tax Exempt Income Fund
                             Putnam Tax Exempt Money Market Fund
                             Putnam Tax-Free High Yield Fund
                             Putnam Tax-Free Insured Fund
                             Putnam Utilities Growth and Income Fund
                             Putnam Vista Fund
                             Putnam Voyager Fund
-------------------------------------------------------------------------------
Approving an                 Putnam Arizona Tax Exempt Income Fund
amendment to a               Putnam Asset Allocation: Balanced Portfolio
fund's                       Putnam Asset Allocation: Conservative Portfolio
fundamental                  Putnam Asset Allocation: Growth Portfolio
investment                   Putnam Capital Appreciation Fund
restriction with             Putnam Classic Equity Fund
respect to making            Putnam Convertible Income-Growth Trust
loans                        Putnam Discovery Growth Fund
                             Putnam Diversified Income Trust
                             Putnam Equity Income Fund
                             Putnam Europe Equity Fund
                             Putnam Florida Tax Exempt Income Fund
                             The George Putnam Fund of Boston
                             Putnam Global Equity Fund
                             Putnam Global Income Fund
                             Putnam Global Natural Resources Fund
                             The Putnam Fund for Growth and Income
                             Putnam Growth Opportunities Fund
                             Putnam International Growth and Income Fund
                             Putnam International New Opportunities Fund
                             Putnam Investors Fund
                             Putnam Michigan Tax Exempt Income Fund
                             Putnam Minnesota Tax Exempt Income Fund
                             Putnam Health Sciences Trust
                             Putnam High Yield Advantage Fund
                             Putnam High Yield Trust
                             Putnam Income Fund
                             Putnam Intermediate U.S. Government Income Fund
                             Putnam International Capital Opportunities Fund
                             Putnam International Equity Fund
                             Putnam Money Market Fund
                             Putnam Municipal Income Fund
                             Putnam New Jersey Tax Exempt Income Fund
                             Putnam New Opportunities Fund
                             Putnam New Value Fund
                             Putnam OTC & Emerging Growth Fund
                             Putnam Ohio Tax Exempt Income Fund
                             Putnam Pennsylvania Tax Exempt Income Fund
                             Putnam Research Fund
                             Putnam Tax Exempt Income Fund
                             Putnam Tax Exempt Money Market Fund
                             Putnam Tax-Free High Yield Fund
                             Putnam Tax-Free Insured Fund
                             Putnam Utilities Growth and Income Fund
                             Putnam Vista Fund and
                             Putnam Voyager Fund
-------------------------------------------------------------------------------
Approving an                 All funds, except Putnam Floating Rate Income Fund
amendment to a
fund's
fundamental
investment
restriction with
respect to
diversification of
investments
-------------------------------------------------------------------------------
Approving an                 Putnam Capital Opportunities Fund
amendment to a               Putnam Classic Equity Fund
fund's                       Putnam Global Natural Resources Fund
fundamental                  The Putnam Fund for Growth and Income
investment                   Putnam International Capital Opportunities Fund
restriction with             Putnam International New Opportunities Fund
respect to                   Putnam New Value Fund
issuance of                  Putnam New York Tax Exempt Income Fund
senior securities            Putnam Research Fund
                             Putnam Small Cap Growth Fund
                             Putnam Small Cap Value Fund
                             Putnam Tax Smart Equity Fund
-------------------------------------------------------------------------------
Approving the                Putnam U.S. Government Income Trust
elimination of the
fund's
fundamental
investment
restriction with
respect to
purchasing or
selling options,
puts, calls,
straddles,  and
spreads
-------------------------------------------------------------------------------
Approving an                 Putnam U.S. Government Income Trust
amendment to a
fund's
fundamental
investment
restriction with
respect to
investments in
commodities
-------------------------------------------------------------------------------
Approval of an               Putnam Equity Income Fund
amendment to a
fund's investment
objective
-------------------------------------------------------------------------------
Approval of an               All funds, except Putnam Tax Smart Equity Fund
amendment to a
fund's
Agreements and
Declarations of
Trust
-------------------------------------------------------------------------------

Who are the Trustees and what is their role?

Putnam's Board of Trustees is responsible for protecting the interests of Putnam shareholders. The Trustees' responsibilities include the general oversight of each fund's business, reviewing investment performance, and approval of fees paid to Putnam Investments and its affiliates.

Why are Trustees being elected?

Putnam funds have voluntarily undertaken to elect Trustees at least every five years. Under new SEC requirements applicable to most mutual funds, at least 75% of a fund's Trustees, as well as its chairperson, must be independent, which means that they are not affiliated with the fund's investment advisor. Even prior to the recent SEC ruling and, in fact, since July 1, 2000, the Putnam funds' Trustees have met both independence requirements. The Trustees have always believed that having a majority of Trustees who are independent enhances the ability of the Trustees to effectively protect the interests of shareholders. The Putnam funds currently have 11 Trustees, nine of whom are independent. The Trustees have nominated three additional Trustees, two of whom would be independent. In total, shareholders are asked to vote for 14 Trustees, 11 of whom would be independent.

What are the voting requirements for Trustee recommendations being approved?

The Trustee election requires 30% participation, with plurality for approval. The 14 nominees for Trustee who receive the most votes will be elected.

Changes to fundamental investment policies and investment objectives require a majority vote with a 50% participation rate and a 67% approval rating.

Amending a fund's agreement and declaration of trust (to allow redemptions in kind) requires an absolute majority, 50% + 1 of outstanding shares voting in favor of the proposal. For this proposal, certain Putnam funds will vote together as a single class. Shareholders should consult their proxy statements for more information about the voting requirements for this proposal.

Will this be occurring every year?

No. The election of Trustees for all Putnam funds will occur at least every five years. Proposals to change a fund's fundamental investment restrictions or authorize an amendment to a fund's declaration of trustees occur infrequently.

What is the amendment to the declarations of trust?

Currently, Putnam funds are not authorized under their charter documents (the Declarations of Trust) to meet redemption requests with assets other than cash (i.e., portfolio securities). The Trustees believe that it would be appropriate for the funds to have the flexibility in the future to meet extraordinary redemptions in kind (with portfolio securities). The explicit authority to pay a redemption wholly or partially in kind may benefit a fund's remaining shareholders. It is important to note that this option will not be used in ordinary day-to-day circumstances or to meet small redemptions. In fact, if the proposal is approved, the Trustees will implement procedures to ensure that all redemptions by any shareholder within a 90-day period totaling less than $250,000 will be met in cash. This proposal would affect all funds except Putnam Tax Smart Equity Fund, because it is a relatively new fund and its Declaration of Trust explicitly permits in kind redemptions currently.

What is the amendment to Putnam Equity Income Fund's investment objective?

This proposal would restate the fund's investment objective to give greater emphasis to capital appreciation. Consistent with the fund's non-fundamental policy of investing at least 80% of net assets in common stocks and other equity investments that offer potential for current income, the fund's management team would be able to give more weight to stocks that offer capital appreciation potential.

Why amend or eliminate investment restrictions?

Generally, the purpose of the proposed changes is to increase the funds' investment flexibility, simplify the investment restrictions, and make them uniform across the Putnam funds. These changes would also make Putnam's compliance monitoring more efficient. As the investment restrictions vary from fund to fund, shareholders should consult their proxy statements to see which proposed changes apply to their fund(s).

The proposals seek to make changes to the funds' investment restrictions with respect to the following:

Borrowing and lending. These proposals, which would affect 51 funds, seek to bring the funds' borrowing and lending restrictions in line with those currently in place for other Putnam funds. It is important to note that it is not standard practice for any fund to borrow or lend money.

Diversification of investments. This proposal, which would affect all funds except Putnam Floating Rate Income Fund, seeks to simplify the funds' investment restrictions and make them uniform with respect to the Investment Company Act's technical diversification requirements. The proposal would not affect any fund's current status as a diversified or non-diversified fund. In particular, the proposal would enhance the funds' flexibility to use Putnam Prime Money Market Fund as a cash investment vehicle.

Issuance of senior securities. This proposal, which would affect 12 funds, seeks to simplify and standardize the funds' policies regarding senior securities, and to give these funds the maximum investment flexibility permitted under the Investment Company Act. A senior security has priority over any other security as to distribution of assets or dividends.

Investments in commodities and purchasing or selling options, puts, calls, straddles, and spreads. These proposals, which would only affect Putnam U.S. Government Income Trust, seek to revise the fund's commodities restriction and eliminate the fund's prohibition on investments in options and related derivatives. Although the fund's managers do not typically make these types of investments, these proposals are designed to make the fund's investment flexibility consistent with that of other Putnam funds.

Putnam Retail Management
217513   8/04